Exhibit 99.1

RBC Bearings Incorporated Announces Acquisition of Specline, Inc.

Oxford, CT – August 21, 2023 – RBC Bearings Incorporated (NYSE: RBC, RBCP), a leading international manufacturer of highly engineered precision bearings, components and essential systems for the industrial, defense and aerospace industries, today announced the acquisition of the business assets of Specline, Inc. (“Specline”), a manufacturer of precision bearings for the commercial and defense aerospace markets, for $18.7 million.

Dr. Michael J. Hartnett, Chairman and Chief Executive Officer, commented, “Specline has a proven business model that delivers value to aircraft customers. The addition of Specline’s unique bearing and manufacturing processes increases the breadth of our aerospace product offering and enhances our production capacity. We are excited to be gaining such a well-respected family business with deep customer relationships and a talented workforce. Rick and Veronica Clemens continued the legacy of Rick’s father over the last 50 years and have now passed the torch to RBC Bearings.”

Founded in 1970 and headquartered in Carson City, Nevada, Specline has a diverse aerospace customer base and employs 38 skilled professionals. The business produces standard and custom configuration precision spherical bearings, rod ends and journal bearings. Specline generated approximately $8.4 million in net sales over the last twelve months.

About RBC Bearings

RBC Bearings Incorporated is an international manufacturer and marketer of highly engineered precision bearings, components and essential systems. Founded in 1919, the Company is primarily focused on producing highly technical or regulated bearing products and components requiring sophisticated design, testing, and manufacturing capabilities for the diversified industrial, aerospace and defense markets. The Company is headquartered in Oxford, Connecticut.

Safe Harbor for Forward Looking Statements

Certain statements in this press release contain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including the following: any projections of earnings, revenue or other financial items relating to the Company, any statement of the plans, strategies and objectives of management for future operations; any statements concerning proposed future growth rates in the markets we serve; any statements of belief; any characterization of and the Company’s ability to control contingent liabilities; anticipated trends in the Company’s businesses; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words “may,” “would,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” and other similar words. Although the Company believes that the expectations reflected in any forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties beyond the control of the Company. These risks and uncertainties include, but are not limited to, risks and uncertainties relating to general economic conditions, geopolitical factors, future levels of aerospace/defense and industrial market activity, future financial performance, our debt level, the integration of the Dodge acquisition, market acceptance of new or enhanced versions of the Company’s products, the pricing of raw materials, changes in the competitive environments in which the Company’s businesses operate, the outcome of pending or future litigation and governmental proceedings and approvals, estimated legal costs, increases in interest rates, tax legislation and changes, our ability to meet our debt obligations, the Company’s ability to acquire and integrate complementary businesses, and risks and uncertainties listed or disclosed in our reports filed with the Securities and Exchange Commission, including, without limitation, the risks identified under the heading “Risk Factors” set forth in the Company’s most recent Annual Report filed on Form 10-K. The Company does not intend, and undertakes no obligation, to update or alter any forward-looking statements.

Contacts:

RBC Bearings Incorporated

Robert Sullivan

203-267-5014

Rsullivan@rbcbearings.com

Alpha IR Group

Michael Cummings

617-461-1101

investors@rbcbearings.com

Source: RBC Bearings Incorporated